VOTING AGREEMENT

THIS AGREEMENT, made and entered into this 11th day of March, 1997, by and among [SHAREHOLDER NAME] ("JAN K. ANDERSEN"), ERIC H. PAULSON ("Paulson") and CHARLES
E. CHENEY ("Cheney").

R E C I T A L S:

A. Pursuant to that certain Agreement and Plan of Reorganization made as of March 7, 1997 (the "Merger Agreement"), by and among Net Radio Corporation, a Nevada corporation ("Net Radio") Net Radio Corporation, a Minnesota corporation and wholly owned subsidiary of Navarre Corporation ("NRC"), [______] and Navarre Corporation, a Minnesota corporation (the "Company"), the Company agreed to issue JAN K. ANDERSEN SIXTY FIVE THOUSAND (65,000) shares of newly issued, nonregistered, no par value common stock of the Company (the "ANDERSEN Shares").

B. Paulson and Cheney are collectively the owners of approximately __________ percent (46.8%) of the issued and outstanding capital stock of the Company.

C. To induce NRC to merge with Net Radio, which merger is beneficial to ANDERSEN, ANDERSEN agrees to be bound by the terms and conditions of this Agreement.

D. The parties hereto intend this Agreement to comply with and be enforceable as a shareholder voting agreement under and pursuant to Minnesota Statutes, Section 302A.455.

In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree to the following terms and conditions:

       1. Shares Subject to Agreement. The provisions of this Agreement shall apply to all issued and outstanding capital stock of the Company now owned or hereinafter acquired by ANDERSEN, all portions thereof and substitutions therefor (collectively, the "Subject Shares"). The provisions of this Agreement shall apply to the Subject Shares in the hands of any third party, irrespective of the manner in which ANDERSEN or the third parties acquired such Subject Shares, including, but not limited to, purchase, gift, reclassification, recapitalization, stock dividend or stock split.


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       2. ANDERSEN hereby appoints Cheney and Paulson, with full power of substitution, to represent and vote all the Subject Shares, held of record by ANDERSEN, and, during the term of this Agreement, to execute any further documents necessary to evidence the appointment of proxy described herein.

       3. Termination. This Agreement shall terminate and all rights and obligations hereunder shall cease upon the happening of any of the following events:

              a. Cessation of the corporate business of the Company;

              b. Voluntary or involuntary dissolution of the Company;

              c. March 20, 2006, the tenth anniversary of the Closing of the Merger Agreement;

              d. Any Shares sold by ANDERSEN in conjunction with a registered public offering by the Company or, commencing January 1, 2001, held by ANDERSEN who owns or controls (including through affiliates of ANDERSEN less than 200,000 of the Subject Shares shall no longer be subject to this Agreement; or

              e. Termination is mutually agreed upon by the parties hereto.

       4. Enforcement.

              (a) Injunctions. In the event Paulson and/or Cheney establish a breach by ANDERSEN of any of the provisions of this Agreement, Paulson and/or Cheney, in addition to all other rights and remedies that Paulson and/or Cheney may otherwise have, shall be entitled to preliminary and permanent injunctions restraining ANDERSEN from doing or continuing such breach in violation of this Agreement without showing or proving any actual damage sustained by Paulson and/or Cheney, it being acknowledged and agreed by the parties that the terms contained in this Agreement, are critical elements of the Merger Agreement.

              (b) Damages. In the event Cheney and/or Paulson establishes a breach by ANDERSEN of any of the provisions of this Agreement, in addition to all other rights and remedies they may otherwise have, Cheney and/or Paulson shall nevertheless be entitled to recover actual damages sustained as a result of each breach, including, but not limited to, attorney's fees, for the period between the commencement of the breach by ANDERSEN and the earlier of (i) the entry of a final order granting permanent injunction and (ii) the termination of this Agreement pursuant to Paragraph 3.


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       5. General Provisions.

              a. Waiver, Modification or Amendment. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless made in writing, signed by the parties to be bound or their duly authorized representatives and specifying with particularity the nature and extent of such waiver, modification or amendment. Any waiver by any party of any default of the other shall not affect, or impair any right arising from, any subsequent default. Nothing herein shall limit the rights and remedies of the parties hereto under and pursuant to this Agreement, except as herein before set forth.

              b. Benefit. Except as herein otherwise provided, this Agreement shall inure to the benefit and shall be binding upon the parties and their personal representatives, heirs, successors and assigns; provided, however, that none of the parties shall assign any right or obligation hereunder in whole or in part without the prior written consent of each of the other parties hereto and any attempt to do so shall be void.

              c. Section Headings. Section headings as to the content of particular sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

              d. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one in the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

              e. Interpretation and Severance. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from this Agreement and the remaining provisions shall be carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

              f. Minnesota Law to Govern. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.


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              g. Entire Agreement. With the exception of the certain other written agreements specifically referenced herein, this Agreement contains the entire understanding of the parties hereto in respect of the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                             /s/ Jan K. Andersen
                                             ----------------------------------
                                             Jan K. Andersen


                                             /s/ Eric H. Paulson
                                             ----------------------------------
                                             Eric H. Paulson


                                             /s/ Charles E. Cheney
                                             ----------------------------------
                                             Charles E. Cheney